EXHIBIT 23.1

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CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors

American Community Bancshares, Inc.

Monroe, North Carolina

We consent to the incorporation by reference in this registration statement of American Community Bancshares, Inc. on Form S-8 of our report, dated February 13, 2004 for the years ended December 31, 2003 and 2002.

/s/ Dixon Hughes PLLC

Sanford, North Carolina

July 30, 2004